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                                                                  [Exhibit 23.1]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 17, 1998, which appears on page 22 of the 1998 Annual Report to Stockholders of Plantronics, Inc., which is incorporated by reference in Plantronics, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 28, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 7, 1998